Exhibit 2

Transactions of the Reporting Persons Effected During the Past 60 Days

The following transactions were effected directly by SAR Public Holdings II, L.L.C. in the shares of Common Stock during the past 60 days:

Date	Number of Shares Acquired(1)	Average Price Per Share(1)
08/06/20	60,000	$2.7900
08/07/20	119,349	$2.8056
08/10/20	190,120	$2.9602
08/11/20	59,880	$2.9995
09/08/20	279,825	$2.7195
09/09/20	300,000	$2.7585
09/10/20	300,000	$2.7346
09/11/20	300,000	$2.6945
09/14/20	234,610	$2.7988
09/15/20	35,743	$2.7998
09/16/20	11,885	$2.8000
09/17/20	19,806	$2.7996
09/18/20	102,566	$2.8617

The following transactions were effected directly by SSF U.S. Investco C, L.P. in the shares of Common Stock during the past 60 days:

Date	Number of Shares Acquired(1)	Average Price Per Share(1)
08/06/20	45,600	$2.7900
08/07/20	90,7050	$2.8056
08/10/20	144,491	$2.9602
08/11/20	45,509	$2.9995
09/08/20	212,667	$2.7195
09/09/20	228,000	$2.7585
09/10/20	228,000	$2.7346
09/11/20	228,000	$2.6945
09/14/20	178,304	$2.7988
09/15/20	27,164	$2.7998
09/16/20	9,033	$2.8000
09/17/20	15,053	$2.7996
09/18/20	77,950	$2.8617

The following transactions were effected directly by SSF U.S. Investco K, L.P. in the shares of Common Stock during the past 60 days:

Date	Number of Shares Acquired(1)	Average Price Per Share(1)
08/06/20	279,000	$2.7900
08/07/20	554,973	$2.8056
08/10/20	884,055	$2.9602
08/11/20	278,445	$2.9995
09/08/20	1,301,187	$2.7195
09/09/20	1,395,000	$2.7585
09/10/20	1,395,000	$2.7346
09/11/20	1,395,000	$2.6945
09/14/20	1,090,936	$2.7988
09/15/20	166,203	$2.7998
09/16/20	55,264	$2.8000
09/17/20	92,098	$2.7996
09/18/20	476,935	$2.8617

The following transactions were effected directly by SSF U.S. Investco S, L.P. in the shares of Common Stock during the past 60 days:

Date	Number of Shares Acquired(1)	Average Price Per Share(1)
08/06/20	60,600	$2.7900
08/07/20	120,543	$2.8056
08/10/20	192,021	$2.9602
08/11/20	60,479	$2.9995
09/08/20	282,623	$2.7195
09/09/20	303,000	$2.7585
09/10/20	303,000	$2.7346
09/11/20	303,000	$2.6945
09/14/20	236,956	$2.7988
09/15/20	36,100	$2.7998
09/16/20	12,004	$2.8000
09/17/20	20,004	$2.7996
09/18/20	103,592	$2.8617

The following transactions were effected directly by SSF U.S. Investco, L.P. in the shares of Common Stock during the past 60 days:

Date	Number of Shares Acquired(1)	Average Price Per Share(1)
08/06/20	154,800	$2.7900
08/07/20	307,921	$2.8056
08/10/20	490,509	$2.9602
08/11/20	154,491	$2.9995
09/08/20	721,949	$2.7195
09/09/20	774,000	$2.7585
09/10/20	774,000	$2.7346
09/11/20	774,000	$2.6945
09/14/20	605,294	$2.7988
09/15/20	92,216	$2.7998
09/16/20	30,663	$2.8000
09/17/20	51,100	$2.7996
09/18/20	264,621	$2.8617

(1)         Represents the total shares acquired and the average price per share on a given day through multiple open market transactions in varying share quantities and at varying share prices.